CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Who’s Your Daddy, Inc., a Nevada corporation (the “Company”), on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission (the “Report”), Edon Moyal, Chief Executive Officer of the Company does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Edon Moyal

Name:	Edon Moyal

Title:	Chief Executive Officer

Date:	April 16, 2007

[A signed original of this written statement required by Section 906 has been provided to Who’s Your Daddy, Inc. and will be retained by Snocone Systems Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]